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                                                                    EXHIBIT 10.6

                               STAMPMASTER, INC.

                             EMPLOYMENT AGREEMENT
                             --------------------


     This Employment Agreement (the "Agreement") is dated as of January 20,
                                     ---------
1998, by and between Mohan Ananda ("Employee") and StampMaster, Inc., a Delaware
                                    --------
corporation (the "Company").
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1.   Term of Agreement.  Subject to the provisions hereof, including Section 3,
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this Agreement shall commence on the date hereof and continue until January 20,
2002 unless properly terminated in accordance with Section 5.

2.   Duties.
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     a.  Position.  Employee shall initially be employed as President and Chief
         --------
Executive Officer and will report to the Company's Board of Directors. Employee shall also serve as Chairman of the Company's Board of Directors. Employee acknowledges and agrees that the Company intends to recruit a Chief Executive Officer that would replace Employee as Chief Executive Officer and that upon the successful hiring of a Chief Executive Officer, Employee shall resign as Chief Executive Officer and shall serve as Chief Technology Officer.

     b.  Obligations to the Company.  Employee agrees to the best of his ability
         --------------------------
and experience that he will at all times loyally and conscientiously perform all of the duties and obligations required of and from Employee pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company. During the term of Employee's employment relationship with the Company, and except as otherwise specified herein, Employee further agrees that he will devote all of his business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice, Employee will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Board of Directors, and Employee will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Employee will comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during the term of Employee's employment.

3.   At-Will Employment.  The Company and Employee acknowledge that Employee's
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employment is and shall continue to be at-will, as defined under applicable law, and that Employee's employment with the Company may be terminated by either party at any time for any or no reason, with or without Cause. If Employee's employment terminates for any or no reason, Employee shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement.

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4.   Compensation.  For the duties and services to be performed by Employee
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hereunder, the Company shall pay Employee, and Employee agrees to accept, the salary, stock options, bonuses and other benefits described below in this
Section 4.

     a.  Salary.  Until the sale by the Company of shares of its Series B
         ------
Preferred Stock (a "Series B Financing"), Employee shall receive a monthly
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salary of $5,000, which is equivalent to $60,000 on an annualized basis. After the Series B Financing, if Employee remains employed as Chief Executive Officer of the Company, Employee's salary shall be increased to the rate paid by companies of similar size in the software industry for employees of comparable position and experience (the "Market Rate"), as reasonably determined in good
                              -----------
faith by the Company's Board of Directors, for so long as Employee remains Chief Executive Officer of the Company. If at any time after the Series B Financing, Employee is not employed as Chief Executive Officer of the Company, but continues to serve as an employee of the Company, Employee's salary shall be adjusted to the Market Rate for the new position, as reasonably determined in good faith by the Company's Board of Directors. Employee's monthly salary will be payable in two (2) equal biweekly installments pursuant to the Company's normal payroll practices.

     b.  Stock Grant, Stock Options and Other Incentive Programs.  Employee
         -------------------------------------------------------
shall be eligible to participate in any stock option or other incentive programs available to officers or employees of the Company.

         In connection with the commencement of Employee's employment, the Board of Directors has authorized the sale to Employee of 1,448,397 shares of the Company's Common Stock (the "Shares") at the price of $.02 per share pursuant to
                             ------
that certain Common Stock Purchase Agreement dated January 20, 1998 between the Company and Employee. The Shares shall vest as follows: 50% of the shares will initially be subject to the Company's right of repurchase on termination of employment or consulting relationship and 1/48 of the shares shall be released from the Company's right of repurchase at the end of each month after January 20, 1998. Vesting will, of course, depend on Employee's continued employment with the Company. Subject to the discretion of the Board of Directors, Employee may be eligible to receive additional grants of stock options or purchase rights from time to time in the future, on such terms and subject to such conditions as the Board of Directors shall determine as of the date of any such grant.

     c.  Vesting on Termination.  Notwithstanding the provisions of Sections
         ----------------------
4(b) above, in the event that Employee's employment is terminated by the Company or a successor to the Company without Cause under Section 5(a)(ii) below or as a result of a Constructive Termination under Section 5(a)(iv) below, 100% of the Shares that have not yet become vested shall become fully vested on the effective date of such termination of employment.

     d.  Additional Benefits.  Employee will have the ability to participate in
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the Company's employee benefit plans of general application, including, without limitation, those plans covering medical and disability insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Employee will be eligible for vacation and sick leave in accordance with the policies in effect at the Company during the term

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of this Agreement and will receive such other benefits as the Company generally provides to its other employees of comparable position and experience.

     e.  Reimbursement of Expenses.  Employee shall be authorized to incur on
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behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

5.   Termination of Employment and Severance Benefits.
     ------------------------------------------------

     a.  Termination of Employment.  This Agreement may be terminated upon
         -------------------------
notice of one or more of the following events:

         (i) The Company's determination in good faith that it is terminating Employee for Cause (as defined in Section 6 below) ("Termination for
                                                          ---------------
     Cause");
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         (ii)  The Company's determination that it is terminating Employee without Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason (Termination Without Cause);

         (iii) The effective date of a written notice sent to the Company from Employee stating that Employee is electing to terminate his employment with the Company ("Voluntary Termination");
                   ---------------------

         (iv) In the event a Constructive Termination (as defined in Section 5(b)(iv) below) has occurred; or

         (v) Following Employee's death or Disability (as defined in Section 7 below).

     b.  Severance Benefits.  Employee shall be entitled to receive severance
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benefits upon termination of employment only as set forth in this Section 5(b):

         (i)  Voluntary Termination.  If Employee's employment terminates by
              ---------------------
     Voluntary Termination, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

         (ii) Involuntary Termination.  If Employee's employment is terminated
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     under Section 5(a)(ii) or 5(a)(iv) above (such termination, an "Involuntary
                                                                     -----------
     Termination"), prior to the Series B Financing, Employee shall be entitled
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     to receive payment of severance benefits in the amount of $75,000, payable at the rate of $8,333.33 per month in accordance with the Company's standard payroll policies, for a period of nine (9) months after the effective date of such termination (the "Severance Period"). If Employee's
                                              ----------------
     employment is terminated after the Series B Financing as a result of an Involuntary

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     Termination, Employee shall be entitled to receive payment of severance benefits equal to Employee's then regular monthly salary for the Severance Period. Such payments shall be made ratably over the Severance Period according to the Company's standard payroll policies. Health insurance benefits with the same coverage provided to Employee prior to the termination (e.g. medical, dental, optical, mental health) and in all other respects significantly comparable to those in place immediately prior to the termination will be provided at the Company's cost over the Severance Period. Any unvested stock options, warrants, or shares of restricted stock held by Employee as of the date of Employee's termination of employment as a result of an Involuntary Termination shall immediately vest in full or the Company's right of repurchase shall immediately lapse with respect to all of such securities.

          (iii) Termination for Cause.  If Employee's employment is terminated
                ---------------------
     for Cause, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

          (iv)  Constructive Termination.  A "Constructive Termination" shall be
                ------------------------      ------------------------
     deemed to occur if Employee is asked by the Company to relocate to a facility or location more than 50 miles from the Company's current location and within the 30-day period thereafter Employee elects to terminate his or her employment voluntarily and such request is not revoked by the Company during such 30-day period.

          (v)   Termination by Reason of Death or Disability.  In the event that
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     Employee's employment with the Company terminates as a result of Employee's death or Disability (as defined in Section 7 below), Employee or Employee's estate or representative will receive all salary and unpaid vacation accrued as of the date of Employee's death or Disability and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or Disability and in accordance with applicable law.

6.   Definition of Cause.  For purposes of this Agreement, "Cause" for
     -------------------
Employee's termination will exist at any time after the happening of one or more of the following events: "Cause" shall mean (i) Employee's gross negligence or willful misconduct in the performance of Employee's duties to the Company; (ii) Employee's repeated unexplained or unjustified absence from the Company; (iii) a material and willful violation of any federal or state law by Employee; (iv) Employee's refusal or failure to act in accordance with any specific direction or order of the Company; (v) Employee's commission of any act of fraud with respect to the Company or Employee's deliberate attempt to injure the Company;
(vi) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined by the Board of Directors of the Company; or (vii) Employee's incurable material breach of any element of the Company's Confidential Information and

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Invention Assignment Agreement, including without limitation, Employee's theft or other misappropriation of the Company's proprietary information.

7.   Definition of Disability.  For purposed of this Agreement, "Disability"
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shall mean that the Employee has been unable to perform his or her Company duties as the result of his or her incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Employee or the Employee's legal representative and acceptable to the Company or its insurers (such agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his or her duties hereunder before the termination of his or her employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

8.   Confidentiality Agreement.  Employee shall sign, or has signed, a
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Confidential Information and Invention Assignment Agreement (the
"Confidentiality Agreement" substantially in the form attached hereto as Exhibit
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A  Employee hereby represents and warrants to the Company that he has complied
-
with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Employee's employment relationship with the Company.

9.   Noncompetition Covenant.  Employee hereby agrees that he shall not, during
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the term of his employment pursuant to this Agreement and the Severance Period, if any, and with respect to subsections (b) and (c) below, for a period of twenty-four (24) months after termination of employment for any or no reason, with or without Cause, do any of the following without the prior written consent of the Board of Directors:

     a.  Compete.  Carry on any business or activity (whether directly or
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indirectly, as a partner, stockholder, principal, agent, director, affiliate, employee or consultant) which is competitive with the business conducted by the Company (as conducted now or during the term of Employee's employment), nor engage in any other activities that conflict with Employee's obligations to the Company.

     b.  Solicit Business.  Solicit or influence or attempt to influence any
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client, customer or other person either directly or indirectly, to direct his or its purchase of the Company's products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

     c.  Solicit Personnel.  Solicit or influence or attempt to influence any
         -----------------
person employed by the Company to terminate or otherwise cease his employment with the Company or become an employee of any competitor of the Company. These subsections 9(b) and 9(c) are to be read in conjunction with Section 7 of the Confidential Information and Invention Assignment Agreement executed by Employee.

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10.  Limitation On Payments.  In the event that the severance and other benefits
     ----------------------
provided for in this Agreement or otherwise payable to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this
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Section 10, would be subject to the excise tax imposed by Section 4999 of the
Code (or any corresponding provisions of state income tax law), then the Employee's severance benefits under Section 5(b) shall be either

     a.  delivered in full; or

     b. delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-taxbasis, of the greater amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Employed otherwise agree in writing, any determination required under this Section 10 shall be made in writing by the Accountants, whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section 10, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 10. In the event that subsection (a) above applies, then Employee shall be responsible for any excise taxes imposed with respect to such severance and other benefits. In the event that subsection (b) above applies, then each benefit provided hereunder shall be proportionately reduced to the extent necessary to avoid imposition of such excise taxes.

11.  Conflicts.  Employee represents that his performance of all the terms of
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this Agreement will not breach any other agreement to which Employee is a party.
Employee has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Employee further represents that he is entering into or has entered into an employment relationship with the Company of his own free will and that he has not been solicited as an employee in any way by the Company.

12.  Successors.  Any successor to the Company (whether direct or indirect and
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whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agrees expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Employee's rights hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

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13.  Miscellaneous Provisions.
     ------------------------

     a.  No Duly to Mitigate.  Employee shall not be required to mitigate the
         -------------------
amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that Employee may receive from any other source.

     b.  Amendments and Waivers.  Any term of this Agreement may be amended or
         ----------------------
waived only with the written consent of the parties.

     c.  Sole Agreement.  This Agreement, including any Exhibits hereto,
         --------------
constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

     d.  Notices.  Any notice required or permitted by this Agreement shall be
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in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS , or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

     e.  Choice of Law.  The validity, interpretation, construction and
         -------------
performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

     f.  Severability.  If one or more provisions of this Agreement are held to
         ------------
be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

     g.  Counterparts.  This Agreement may be executed in counterparts, each of
         ------------
which shall be deemed an original, but all of which together will constitute one and the same instrument.

     h.  Arbitration.  Any dispute or claim arising out of-or in connection with
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this Agreement will be finally settled by binding arbitration in Los Angeles,
California in accordance with the rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 13(h) shall not apply to the Confidentiality Agreement.

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     i.  Advice of Counsel. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN
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EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE
OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                            [Signature Page Follows]

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     The parties have executed this Agreement the date first written above.

                              STAMPMASTER, INC.

                              By: /s/ Thomas N. Clancy
                                 -------------------------

                              Title:
                                    ----------------------

                              Address:  4500 East Thousand Oaks Blvd.
                                        Suite 100
                                        Westlake Village. CA 91362


                              MOHAN ANANDA


                              Signature: /s/ Mohan Ananda
                                        -------------------

                              Address: 549 Lakeview Canyon Rd
                                      ---------------------
                                       Westlake Village, CA 91362

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     The parties have executed this Agreement the date first written above.

                              STAMPMASTER, INC.

                              By: /s/ Thomas N. Clancy
                                 -------------------------

                              Title:
                                    ----------------------

                              Address:  4500 East Thousand Oaks Blvd.
                                        Suite 100
                                        Westlake Village. CA 91362


                              MOHAN ANANDA


                              Signature: /s/ Mohan Ananda
                                        ------------------

                              Address: 549 Lakeview Canyon Rd
                                      --------------------
                                       Westlake Village, CA 91362

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